EXHIBIT 3.1

ADVANCED MICRO DEVICES, INC.

BYLAWS

(AS AMENDED)

ARTICLE I

OFFICES

Section 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETING OF STOCKHOLDERS

Section 1. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation except as may be otherwise provided in the Certificate with respect to the right of holders of preferred shares of the Corporation to nominate and elect a specified number of directors in certain circumstances.

(a) Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors of the Corporation may be made at an annual meeting of stockholders only (i) pursuant to the Corporation’s notice of meeting delivered pursuant to Article II, Section 3 of these Bylaws (or any supplement thereto), (ii) by or at the direction of the Board (or any duly authorized committee thereof) or the Chairman of the Board or (iii) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in subparagraphs (2) and (3) of this paragraph (a) of this Section.

(2) For nominations to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than sixty (60) nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which the first public announcement of the date of the annual meeting was made or the notice of the meeting was mailed, whichever first occurs. In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. The stockholder’s notice shall contain, at a minimum, the information set forth in paragraph (c) of this Section. For purposes of this Section, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3) Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section to the contrary, in the event that the number of directors to be elected to the Board of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board at least one hundred days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been described in the Corporation’s notice of meeting given pursuant to Article II, Section 3 of these Bylaws. To the extent such business includes the election of directors, nominations of persons for election to the Board may be made at a special meeting of stockholders only (i) by or at the direction of the Board (or any duly authorized committee thereof) or the Chairman of the Board, or (ii) by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this paragraph (b) of this Section is delivered to the Secretary of the Corporation, who is entitled to vote at the special meeting and who gives timely notice in writing by the Secretary of the Corporation. The stockholder’s notice shall contain, at a minimum, the information set forth in paragraph (c) of this Section. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c) Contents of Stockholder’s Notice. Any stockholder’s notice required by this Section shall set forth as to each person whom the stockholder proposes to nominate for election or reelection as a director (i) the name, age, nationality, business address and residence address of the person, (ii) the principal occupation and employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person, (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, and (v) a statement whether such person, if elected, intends to tender, promptly following such person’s election or re-election, an irrevocable resignation that will become effective upon the occurrence of both (A) the failure to receive the required vote for re-election at the next meeting at which such person would face re-election and (B) acceptance of such resignation by the Committee (as defined in Article III, Section 1(b) of these Bylaws). Such stockholder’s notice further shall set forth as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder and of such beneficial owner, as they appear on the Corporation’s books, (ii) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, as to the stockholder giving the notice, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the person named in its notice, (v) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the nominee and/or (2) otherwise solicit proxies from stockholders in support of such nomination, and (vi) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(d) Only such persons who are nominated in accordance with the procedures set forth in this Section shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors.

Except as otherwise provided by law, the chair of the meeting shall have the power and duty to determine (i) whether a nomination to be brought before an annual or special meeting was made in accordance with the procedures set forth in this Section and (ii) if any proposed nomination is not in compliance with this Section (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination is made solicits (or is part of a group which solicits), or fails to so solicit (as the case may be), proxies in support of such stockholder’s nominee in compliance with such stockholder’s representation as required by paragraph (c) of this Section, to declare that such nomination shall be disregarded.

Section 2. The annual meeting of stockholders shall be held each year on a date and at a time designated by the Board of Directors. At the meeting, directors shall be elected and any other business properly brought before the meeting pursuant to these Bylaws may be transacted.

Section 3. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given that shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, the written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at the stockholder’s address as it appears on the records of the Corporation.

Section 4. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the chairman and shall be called by the chairman or secretary at the request in writing of a majority of the Board of Directors.

Section 6. No business shall be transacted at a meeting of stockholders except in accordance with the following procedures.

(a) Annual Meetings of Stockholders. (1) The proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (i) pursuant to the Corporation’s notice of meeting delivered pursuant to Article II, Section 3 of these Bylaws (or any supplement thereto), (ii) by or at the direction of the Board (or any duly authorized committee thereof) or (iii) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in subparagraph (2) of this paragraph (a) of this Section is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in subparagraphs (2) and (3) of this paragraph (a) of this Section.

(2) For business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such business must otherwise be a proper matter for stockholder action as determined by the Board. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than sixty (60) nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which the first public announcement of the date of the annual meeting was made or the notice of the meeting was mailed, whichever first occurs. In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. The stockholder’s notice shall contain, at a minimum, the information set forth in paragraph (c) of this Section. For purposes of this Section, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(b) Special Meeting of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been described in the Corporation’s notice of meeting given pursuant to Article II, Section 3 of these Bylaws.

(c) Contents of Stockholder’s Notice. Any stockholder’s notice required by this Section shall set forth for each item of business that the stockholder proposes for consideration (i) a description of the business desired to be brought before the stockholder meeting, (ii) the text of the proposal or business (including the text on any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), (iii) the reasons for conducting such business at the stockholder meeting, (iv) and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and (v) any other information relating to the stockholder, the beneficial owner, or proposed business that would be required to be disclosed in a proxy statement or other filings in connection with solicitations of proxies relating to the proposed item of business pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such stockholder’s notice further shall set forth as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record of such stockholder and such beneficial owner, (iii) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) pursuant to which the proposals are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to propose the items of business set forth in the notice, (v) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (2) otherwise solicit proxies from stockholders in support of such proposal, and (vi) any other information relating to such stockholder, beneficial owner, or proposed business that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies in support of such proposal pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder. The Corporation may require the stockholder to furnish such other information as it may reasonably require to determine whether each proposed item of business is a proper matter for stockholder action.

(d) Except as otherwise provided by law, the chair of the meeting shall have the power and duty to (i) determine whether any business proposed to be brought before an annual or special meeting was proposed in accordance with the procedures set forth in this Section and (ii) if any proposed business is not in compliance with this Section (including whether the stockholder or beneficial owner, if any, on whose behalf the proposal is made solicits (or is part of a group which solicits), or fails to so solicit (as the case may be), proxies in support of such stockholder’s proposal in compliance with such stockholder’s representation as required by paragraph (c) of this Section, to declare that such proposed business shall not be transacted.

(e) Notwithstanding the foregoing provisions of this Section 2.4, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.4. Nothing in this Section 2.4 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 7. Any meeting of stockholders, annual or special, may be adjourned solely by the chair of the meeting from time to time to reconvene at the same or some other time, date and place. The stockholders present at a meeting shall not have authority to adjourn the meeting. Notice need not be given of any such adjourned meeting if the time, date and place thereof are announced at the meeting at which the adjournment is taken. If the time, date and place of the adjourned meeting are not announced at the meeting at which the adjournment is taken, then the Secretary of the Corporation shall give written notice of the time, date and place of the adjourned meeting not less than ten (10) days prior to the date of the adjourned meeting. The provisions of Article II, Section 3 of these Bylaws shall govern the delivery of such notice.

At an adjourned meeting at which a quorum is present, the stockholders may transact any business which might have been transacted at the original meeting. Once a share is represented for any purpose at a meeting, it shall be present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. A new record date must be set only if the meeting is adjourned in a single adjournment to a date more than 120 days after the original date fixed for the meeting. If after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting consistent with the new record date.

Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of applicable law, rule or regulation or of the Certificate, different vote is requirement in which case such express provision shall govern and control the decision of such question.

Section 9. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

Section 10. (a) Every written consent purporting to take or authorize the taking of corporate action and/or related revocations (each such written consent and related revocation is referred to in this Section as a “Consent”) shall bear the date of signature of each stockholder who signs the Consent, and no Consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated Consent delivered in the manner required by this Section, Consents signed by a sufficient number of stockholders to take such action are so delivered to the Corporation.

(b) A Consent shall be delivered to the Corporation by delivery to its registered office in the State of Delaware or to the Secretary of the Corporation at the Corporation’s principal place of business. Delivery to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested. In the event of the delivery to the Corporation of a Consent, the Secretary of the Corporation shall provide for the safe-keeping of such Consent and shall promptly conduct such ministerial review of the sufficiency of the Consents and of the validity of the action to be taken by stockholder consent as the Secretary deems necessary or appropriate, including, without limitation, whether the holders of a number of shares having the requisite voting power to authorize or take the action specified in the Consent have given consent; provided, however, that if the corporate action to which the Consent relates is the removal or replacement of one or more members of the Board of Directors, the Secretary of the Corporation shall promptly designate two persons, who shall not be members of the Board of Directors, to serve as Inspectors with respect to such Consent and such Inspectors shall discharge the functions of the Secretary of the Corporation under this Section. If after such investigation the Secretary or the Inspectors (as the case may be) shall determine that the Consent is valid and that the action therein specified has been validly authorized, that fact shall forthwith be certified on the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders, and the Consent shall be filed in such records, at which time the Consent shall become effective as stockholder action. In conducting the investigation required by this Section, the Secretary or the Inspectors (as the case may be) may, at the expense of the Corporation, retain special legal counsel and any other necessary or appropriate professional advisors, and such other personnel as they may deem necessary or appropriate to assist them, and shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.

(c) No action by written consent without a meeting shall be effective until such date as the Secretary or the Inspectors (as the case may be) certify to the Corporation that the Consents delivered to the Corporation in accordance with this Section represent at least the minimum number of votes that would be necessary to take action.

(d) Nothing contained in this Section shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any Consent or revocation thereof, whether before or after such certification by the Secretary or the Inspectors, or to take any other action (including, without limitation, the commencement, prosecution, or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

Section 11. Meetings of stockholders shall be presided over by the Chairman of the Board or by another chair designated by the Board of Directors. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be determined by the chair of the meeting and announced at the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chair of any meeting of stockholders shall have the exclusive right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgement of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chair of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof, and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 12. Any previously scheduled annual or special meeting of the stockholders may be postponed, and any previously scheduled annual or special meeting of the stockholders called by the Board may be canceled, by resolution of the Board upon public notice given prior to the time previously scheduled for such meeting of stockholders. The Board of Directors in its discretion may set a new record date for the postponed meeting. The Board of Directors shall be required to set a new record date for the postponed meeting only if the meeting is postponed in a single postponement to a date more than 120 days after the original date fixed for the meeting. If after the postponement a new record date is fixed for the postponed meeting, notice of the postponed meeting shall be given to each stockholder of record entitled to vote at the postponed meeting consistent with the new record date.

Section 13. The Board of Directors may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. No person who is a candidate for an office at an election may serve as an inspector at such election.

Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspector’s count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. The results of any election at which inspectors are appointed shall not be deemed final and effective until the receipt and approval by the Board of Directors of the inspectors’ certification and report.

ARTICLE III

DIRECTORS

Section 1. The number of directors which shall constitute the whole board shall be not less than three (3) nor more than eleven (11). The first board shall consist of three (3) directors. Thereafter, within the limits above specified, the number of directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting. Except as provided in Section 2 of this Article III, the directors shall be elected at the annual meeting of the stockholders in the manner provided in paragraphs (a) through (c) of this Section 1. Directors need not be stockholders.

(a) Each director to be elected by the stockholders of the Corporation shall be elected by the affirmative vote of a majority of the votes cast with respect to such director by the shares represented and entitled to vote therefor at a meeting of the stockholders for the election of directors at which a quorum is present (an “Election Meeting”); provided, however, that if the Board of Directors determines that the number of nominees exceeds the number of directors to be elected at such meeting (a “Contested Election”), and the Board of Directors has not rescinded such determination by the date that is twenty (20) days prior to the date of the Election Meeting as initially announced, each of the directors to be elected at the Election Meeting shall be elected by the affirmative vote of a plurality of the votes cast by the shares represented and entitled to vote at such meeting with respect to the election of such director. For purposes of this Section 1, a “majority of the votes cast” means that the number of votes cast “for” a candidate for director exceeds the number of votes cast “against” that director. In an election other than a Contested Election, stockholders will be given the choice to cast votes “for” or “against” the election of directors or to “abstain” from such vote and shall not have the ability to cast any other vote with respect to such election of directors. In a Contested Election, stockholders will be given the choice to cast “for” or “withhold” votes for the election of directors and shall not have the ability to cast any other vote with respect to such election of directors.

(b) In the event one or more incumbent directors fails to receive the affirmative vote of a majority of the votes cast at an Election Meeting at which there was no Contested Election (each, a “Subject Director”), either (i) the Nominating and Corporate Governance Committee or (ii) if one or more of the members of the Nominating and Corporate Governance Committee is a Subject Director or the Board of Directors determines that any decision to be made with respect to a Subject Director should be made by a committee other than the Nominating and Corporate Governance Committee, a committee consisting solely of independent directors (as determined in accordance with applicable NYSE rules and listing requirements and any additional criteria set forth in the Corporation’s Nominating and Corporate Governance Committee Charter) who are not Subject Directors or (iii) if all independent directors are Subject Directors, the entire board (the committee or board described in clause (i), (ii) or (iii) of this sentence, the “Committee”) will make a determination as to whether to accept or reject any previously tendered Resignations (as defined below), or whether other action should be taken (including whether to request that a Subject Director resign from the Board of Directors if no Resignation had been tendered prior to the relevant Election Meeting). The Committee will act with respect to any Subject Directors within ninety (90) days from the date of the certification of the election results and shall notify the Subject Directors of its decision. The Committee may consider all factors it considers relevant, including any stated reasons for “against” votes, whether the underlying cause or causes of the “against” votes are curable, the factors, if any, set forth in the Corporation’s Nominating and Corporate Governance Committee Charter or other policies that are to be considered by the Nominating and Corporate Governance Committee in evaluating potential candidates for the Board of Directors as such criteria relate to each Subject Director, the length of service of each Subject Director and each Subject Director’s contributions to the Corporation. Subject Directors shall not participate in the deliberation or decision(s) of the Committee. The Corporation shall publicly disclose the decision(s) of the Committee in a filing with the Securities and Exchange Commission of a Current Report on Form 8-K. Notwithstanding the foregoing, if the result of accepting all tendered Resignations then pending and requesting resignations from incumbent directors who did not submit a Resignation prior to the relevant Election Meeting, would be that the corporation would have fewer than three directors who were in office before the election of directors, the Committee may determine to extend such 90-day period by an additional ninety (90) days if it determines that such an extension is in the best interests of the Corporation and its stockholders. For purposes of this Section 1, a “Resignation” is an irrevocable resignation submitted by an incumbent director nominated for re-election prior to the relevant Election Meeting that will become effective upon the occurrence of both (i) the failure to receive the affirmative vote of a majority of the votes cast at an Election Meeting at which there was no Contested Election and (ii) acceptance of such resignation by the Committee.

(c) If a Subject Director’s tendered Resignation is not accepted by the Committee or such Subject Director does not otherwise submit his or her resignation to the Board of Directors, such director shall continue to serve until his or her successor is duly elected, or his or her earlier resignation or removal. If a Subject Director’s resignation is accepted by the Committee pursuant to this Section 1, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy or decrease the size of the Board of Directors pursuant to the provisions of Article III, Section 2 of these Bylaws.

Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

Section 3. The business of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 4. The provisions of Sections 1 and 2 of this Article are subject to the rights, if any, of the holders of shares of any series of the Preferred Stock of the Corporation with respect to the election of directors in the event the Corporation defaults in the payment of dividends, the term of office of any director so elected and the filling of a vacancy in the office of any director so elected.

MEETINGS OF THE BOARD OF DIRECTORS

Section 5. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 6. The first meeting of each newly elected Board of Directors shall be held at such time and place as the Board of Directors shall determine.

Section 7. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

Section 8. Special meetings of the Board of Directors may be called by the Chairman, the President, or the Secretary. A special meeting of the Board of Directors shall be called by the President or the Secretary upon the written request of at least two directors. Notice of a special meeting of the Board of Directors shall be given in writing, by telephone, telegraph, facsimile or e-mail, or in person, as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. Notice shall be deemed valid if deposited in the United States mail, postage prepaid, directed to the director at the director’s address as it appears in the records of the Corporation, not less than 48 hours before the date of the meeting, or if sent by telephone, telegram, facsimile or e-mail not less than 24 hours before the date of the meeting to the director in accordance with the information for such communications as it appears in the records of the Corporation.

Section 9. At all meetings of the Board a majority of the Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 10. Pursuant to Section 141 (i) of the Delaware Corporation Law, meetings of the Board of Directors may be held by use of conference telephone communications equipment by means of which all persons participating in the meeting can hear each other.

Section 11. Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing or writings are filed with the minutes of proceedings of the board or committee.

COMMITTEES OF DIRECTORS

Section 12. The Board of Directors may, in the manner provided by law, designate one or more committees of the board. Any such committee, to the extent provided in the enabling resolution and permitted by applicable law, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as they may be determined from time to time by resolution adopted by the Board of Directors.

Section 13. Meetings of a committee may be called by any member of the committee upon notice thereof given to each member either by mail not less than 48 hours before the date of the meeting, by telephone or telegram on 24 hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. Except as may be otherwise specifically provided by the Board, at all committee meetings a majority of the members of the committee shall constitute a quorum for the transaction of business and the act of a majority of the members voting at any meeting at which there is a quorum shall be the act of the committee; if a quorum shall not be present at any committee meeting the members present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

COMPENSATION OF DIRECTORS

Section 14. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and any may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation thereof. Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV

NOTICES

Section 1. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

Section 2. Whenever any notice is required to be given under the provisions of the statutes of the Certificate of Incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V

OFFICERS

Section 1. The officers of the Corporation shall be chosen by the Board of Directors and shall be a chairman of the board, a chief executive officer, a president, a vice president, a secretary and a treasurer. The Board of Directors may also choose additional vice presidents, and one or more assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these bylaws otherwise provide.

Section 2. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a chairman of the board, a president, one or more vice presidents, a secretary and a treasurer.

Section 3. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

Section 4. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors, or by the officers under authority granted by the Board of Directors.

Section 5. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

THE CHAIRMAN OF THE BOARD

Section 6. The chairman of the board shall preside at meetings of the stockholders and directors, lead the board in fulfilling its responsibilities to oversee the performance of the Corporation and perform such other duties as the Board of Directors shall prescribe. The chairman of the board may be, upon the decision of the Board of Directors, an executive officer of the Corporation and receive such compensation as the Board of Directors shall determine.

THE CHIEF EXECUTIVE OFFICER

Section 7. The chief executive officer of the Corporation shall have the executive responsibility for the general and active management of the business of the Corporation. If there is no chairman of the board or during the absence or disability of the chairman of the board, he shall exercise all of the powers and discharge all of the duties of the chairman of the board. He shall possess power to sign all certificates, contracts and other instruments of the Corporation. He shall, in the absence of the chairman of the board, preside at all meetings of the stockholders and the Board of Directors. He shall perform all other such duties as the Board of Directors shall prescribe.

THE PRESIDENT

Section 8. The president of the Corporation shall be the principal operating and administrative officer of the Corporation. He shall possess power to sign all certificates, contracts and other instruments of the Corporation, except as otherwise limited by the chief executive officer of the Corporation. Unless otherwise provided by the Board of Directors, the president may, in the absence of the chief executive officer, perform duties and exercise the powers of the chief executive officer. He shall perform all such other duties as are incident to his office or are properly required of him by the Board of Directors.

THE VICE PRESIDENTS

Section 9. Unless otherwise provided by the Board of Directors, each senior vice president may, in the absence of the chairman of the board, the chief executive officer and president, perform the duties and exercise the powers of the president. Each vice president shall at all times possess power to sign all certificates, contracts and other instruments of the Corporation, except as otherwise limited in writing by the chief executive officer or the president of the Corporation, and shall have such other authority and perform such other duties as these bylaws or the Board of Directors, executive committee, chairman of the board, chief executive officer, or president shall prescribe.

THE SECRETARY AND ASSISTANT SECRETARIES

Section 10. The secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the officer of the Corporation under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

Section 11. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

THE TREASURER AND ASSISTANT TREASURER

Section 12. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation to such depositories as may be designated by the Board of Directors.

Section 13. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as treasurer and of the financial condition of the Corporation.

Section 14. If required by the Board of Directors, he shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 15. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such powers as the Board of Directors may from time to time prescribe.

ARTICLE VI

CERTIFICATES OF STOCK

Section 1. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the chairman or vice chairman of the Board of Directors or the president or a vice president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

Section 2. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

LOST CERTIFICATES

Section 3. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the Certificate alleged to have been lost, stolen or destroyed.

TRANSFERS OF STOCK

Section 4. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 5. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action other than stockholder action by written consent, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (i) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting, and (ii) in the case of any other lawful action other than stockholder action by written consent, shall not be more than sixty days prior to such other action. If no record date is fixed by the Board of Directors: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the next day preceding the day on which the meeting is held, and (ii) the record date for determining stockholders for any other purpose (other than stockholder action by written consent) shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be as fixed by the Board of Directors or as otherwise established under this Section. Any person seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice addressed to the Secretary and delivered to the Corporation and signed by a stockholder of record, request that a record date be fixed for such purpose. The written notice shall contain at a minimum the information set forth in paragraph (c) of this Section. The Board of Directors shall have ten (10) days following the date of receipt of the notice to determine the validity of the request. Following the determination of the validity of the request, and (subject to the requirements of this paragraph) no later than ten (10) days after the date on which such request is received by the Corporation, the Board of Directors may fix a record date for such purpose which shall be no more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not precede the date such resolution is adopted. If the Board of Directors fails within ten (10) days after the date the Corporation receives such notice to fix a record date for such purpose, the record date shall be the day on which the first written consent is delivered to the Corporation in the manner described in Article II, Section 11 unless prior action by the Board of Directors is required under the General Corporation Law of Delaware, in which event the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c) Any stockholder’s notice required by this Section shall describe each action that the stockholder proposes to take by consent. For each such proposal, the notice shall set forth (i) the text of the proposal (including the text of any resolutions to be adopted by consent and the language of any proposed amendment to the bylaws of the Corporation), (ii) the reasons for soliciting consents for the proposal, (iii) any material interest in the proposal held by the stockholder and the beneficial owner, if any, on whose behalf the action is to be taken, and (iv) any other information relating to the stockholder, the beneficial owner, or the proposal that would be required to be disclosed in filings in connection with the solicitation of proxies or consents pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. To the extent the proposed action by consent involves the election of directors, the notice shall set forth as to each person whom the stockholder proposes to elect as a director (i) the name, age, business address, residence address and nationality of the person, (ii) the principal occupation and employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in filings required to be made in connection with solicitations of proxies or consents for the election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. In addition to the foregoing, the notice shall set forth as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the notice is given (i) the name and address of such stockholder as they appear on the Corporation’s books, and the name and address of such beneficial owner, (ii) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a description of all arrangements or understandings between such stockholder and any other person or persons relating to the proposed action by consent, (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to (1) deliver a proxy statement and/or consent solicitation statement to holders of at least the percentage of the Corporation’s outstanding capital stock required to effect the action by consent either to solicit consents or to solicit proxies to execute consents, and/or (2) otherwise solicit proxies or consents from stockholders in support of the action to be taken by consent, and (v) any other information relating to such stockholder and beneficial owner that would be required to be disclosed in filings required to be made in connection with solicitation of proxies or consents relating to the proposed action by consent pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. During the ten (10) day period following the date of the receipt of the notice required under paragraph (b) of this Section, the Corporation may require the stockholder of record and/or beneficial owner requesting a record date for proposed stockholder action by consent to furnish such other information as it may reasonably require to determine the validity of the request for a record date.

REGISTERED STOCKHOLDERS

Section 6. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII

GENERAL PROVISIONS

DIVIDENDS

Section 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

Section 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

ANNUAL STATEMENT

Section 3. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

CHECKS

Section 4. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

FISCAL YEAR

Section 5. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

SEAL

Section 6. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VIII

INDEMNIFICATION

Section 1. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) (a “third party proceeding”) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (an “indemnitee”), against all expenses, liability and loss (including attorneys’ fees, judgements, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgement, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 2. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgement in its favor (together with third party proceedings, “proceedings”) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another Corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (an “indemnitee”), against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

AUTHORIZATION OF INDEMNIFICATION

Section 3. Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, or officer is proper in the circumstances because he has not met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Such determination shall be made (i) by a majority vote of the directors who were not parties to such actions, suit or proceeding, even though less than a quorum, or (ii) if there are no such directors or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

Section 4. Presumptions And Procedural Protections.

(a) The termination of any action, suit or proceeding by judgement, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) Except as otherwise provided in this Section, the determination of whether an Indemnitee is eligible for indemnification and has met the applicable standard of conduct shall be made by the Board of Directors by a majority vote of the directors who are not parties to the action, suit or proceeding in question, even though less than a quorum. In the event there are no such directors, the Board of Directors shall direct that the determination be made by independent counsel pursuant to paragraph (c) of this Section.

(c) At the request of the Indemnitee or the Corporation, the determination of whether an Indemnitee is eligible for indemnification and has met the applicable standard of conduct shall be made by independent counsel, selected by the Indemnitee and reasonably acceptable to the Corporation. The Corporation shall bear the expense of the independent counsel, and the independent counsel’s determination regarding the eligibility of the Indemnitee to indemnification shall be binding on the Corporation.

(d) For purposes of this Article VIII, a person shall be deemed to have acted or refrained from acting in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful, if his action, or forbearance as the case may be, is based on the records or books of account of the Corporation or other enterprise, or on information supplied by the officers of the Corporation or other enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or other enterprise or on information or records given or reports made to the Corporation or other enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or other enterprise. The term “other enterprise” as used in this Section shall mean any other Corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise which such person is or was serving at the request of the Corporation as a director, officer or employee. The provisions of this Section shall not be deemed exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct for indemnification or to show good faith, as the case may be.

Section 5. If a claim for indemnification or advancement of expenses under this Article VIII is not paid in full within ten (10) days after a written claim therefor by the Indemnitee has been received by the Corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and shall be entitled to have all the expenses of prosecuting such claim, including attorneys fees and costs, paid by the Corporation as incurred. In any such action the Corporation shall have the burden of proving that the Indemnitee is not entitled to the requested indemnification or advancement of expenses under applicable law. The Indemnitee only shall have to repay the expenses of prosecuting such claim if the Indemnitee is wholly unsuccessful. The Court of Chancery of the State of

Delaware shall be the exclusive forum for any litigation by the Indemnitee and the Corporation over any aspect of the Indemnitee’s rights to indemnification or advancements.

EXPENSES PAYABLE IN ADVANCE

Section 6. Except as limited by Section 5 of this Article, expenses incurred in defending a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in the Article VIII.

NON-EXCLUSIVITY AND SURVIVAL OF INDEMNIFICATION

Section 7. The indemnification and advancement of expenses provided by or granted pursuant to the other Sections of this Article VIII shall not be deemed exclusive of any rights to which any person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, contract, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article VIII shall be made to the fullest extent permitted by Delaware law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Sections 1 or 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of Delaware law or otherwise. The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall, unless otherwise provided or ratified, continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such person.

INSURANCE

Section 8. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article VIII, or otherwise under Delaware law.

MEANING OF “CORPORATION” FOR PURPOSES OF ARTICLE VIII

Section 9. For purposes of this Article VIII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers or employees, so that any person who is or was a director, officer or employee, of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer or employee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

Section 10. Subject to Section 5 (b) hereof, the Corporation shall be required to indemnify an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if the initiation of such proceeding (or part thereof) by the indemnitee was authorized in writing by the Board of Directors.

ARTICLE IX

AMENDMENTS

Section 1. These bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors, by the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such meeting.

27